UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2009

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Money4Gold Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway, Suite 600, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

(561) 544-2447

Registrant’s telephone number, including area code

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 30, 2009, Money4Gold Holdings, Inc. (the “Company”) entered into an Agreement with Barry Honig and GRQ Consultants, Inc. 401K (collectively, “GRQ”) to convert $500,000 of the Company’s total outstanding debt into shares of common stock. Additionally, the Company agreed to pre-pay the remaining outstanding debt, a $250,000 note due June 1, 2010 (the “Note”) held by GRQ, by October 15, 2009. As part of the debt restructuring, GRQ cancelled 1,000,000 warrants exercisable for nominal consideration of $0.01 per share and required the Company to convert its outstanding Series B Convertible Preferred Stock (the “Series B”) into shares of common stock. Although the debt and the Series B converted at different prices, the effective price per share of the shares converted was $0.10 per share.

Under an oral agreement, GRQ loaned the Company $500,000 beginning in May 2009 solely to permit the Company to fund its expanding advertising campaign. In consideration for the media funding provided by GRQ, the Company entered into a revenue sharing agreement whereby GRQ received a fee equal to a percentage of revenue generated by the media purchased with this financing which has been paid up to date. With respect to the pre-payment of the Note, Messrs. Douglas Feirstein and Todd Oretsky, the Company’s Chief Executive Officer and Chief Operating Officer, respectively, have agreed to provide a loan to the Company in the event that the Note is not paid on reasonable terms to be negotiated.

Michael Brauser (the “Holder”) has agreed to convert all of the outstanding shares of Series B and the unpaid dividend for the quarter ended September 30, 2009 into shares of the Company’s common stock. The Holder is the father of Mr. Daniel Brauser, the Company’s Chief Financial Officer.

Item 3.02

Unregistered Sales of Equity Securities.

We have sold securities without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder described below.

Name or Class of Investor	Date of Sale	No. of Securities	Reason for Issuance
Service Providers	September 17, 2009	627,790 shares of common stock	Compensation for services provided
Investors	September 30, 2009	883,337 shares of common stock and 883,337 five-year warrants exercisable at $0.30 per share	Shares issued due to re-pricing
Investor	September 30, 2009	5,834,306 shares of common stock	Shares issued as compensation for outstanding debt
Investor	September 30, 2009	1,695,754 shares of common stock	Shares issued for conversion of the Series B Preferred Stock outstanding

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On September 30, 2009, the Company appointed Grant Fitzwilliam as a director of the Company. Mr. Fitzwilliam was appointed in connection with the Share Exchange Agreement with MGE Enterprises Corporation which is described further on a Form 8-K filed on May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONEY4GOLD HOLDINGS, INC.

Date: October 6, 2009	By:	/s/ DANIEL BRAUSER
	Name:	Daniel Brauser
	Title:	Chief Financial Officer

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